Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

       We consent to the incorporation by reference in this Registration Statement of WaveRider Communications Inc. on Form S-2 of our report, dated January 28, 2005, included in the Annual Report on Form 10-KSB of WaveRider Communications Inc. for the year ended December 31, 2004.

       We also consent to the reference to our Firm under the caption "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ Wolf & Company, P.C.
-------------------------
Wolf & Company, P.C.
Boston, Massachusetts
May 31, 2005